Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115675) pertaining to the Chiquita Savings and Investment Plan and in the related Prospectus of our report dated June 18, 2004, with respect to the financial statements and supplemental schedule of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio

June 23, 2004